Exhibit 99.1

NEWS RELEASE

For more information contact:

Analysts – Beth Baum, 206-539-3907

Media – Nancy Thompson, 919-861-0342

Weyerhaeuser Appoints Travis Keatley as Senior Vice President of Timberlands

SEATTLE, August 18, 2021 — Weyerhaeuser Company (NYSE: WY) today announced the appointment of Travis Keatley as senior vice president of Timberlands, effective September 13, 2021. Keatley has served as vice president of Western Timberlands for the company since January 2020, and his appointment follows the planned retirement of Adrian Blocker, who will stay on through mid-October to serve as a senior advisor and aid in the transition.

“In his more than 20 years with the company, Travis has gained extensive operational experience across our Timberlands business,” said Devin W. Stockfish, president and chief executive officer. “He has demonstrated outstanding leadership driving safety, strategy and operational excellence, and we look forward to the energy and vision he will bring to our senior management team.”

“This is an incredible honor, and I’m thrilled for the opportunity to lead our Timberlands organization,” Keatley said. “It’s an exciting time for our company, and I look forward to building on our long record of success and industry-leading performance in sustainable forest management.”

“I also want to thank Adrian for his many years of leadership and great service with Weyerhaeuser,” Stockfish said. “He has been instrumental in driving our OpX performance and culture in both our Timberlands and Wood Products organizations, including helping lead our ‘black at the bottom’ strategy and roadmap process for our mills and other operations. His contributions will have a deep and lasting impact on our business.”

ABOUT TRAVIS KEATLEY
Travis Keatley joined Weyerhaeuser in 2000 in our Western Timberlands organization. He has since held a variety of operations and leadership positions, including serving as vice president of Southern Timberlands prior to his current role leading Western Timberlands, and among other key projects he led the successful integration of our Longview Timber acquisition in 2013. Keatley earned a bachelor’s in forest management from Washington State University and a master’s in forest products from the University of Idaho, and he has also completed the Stanford Graduate School of Business Executive Program.

ABOUT WEYERHAEUSER
Weyerhaeuser Company, one of the world's largest private owners of timberlands, began operations in 1900. We own or control approximately 11 million acres of timberlands in the U.S. and manage additional timberlands under long-term licenses in Canada. We manage these timberlands on a sustainable basis in compliance with internationally recognized forestry standards. We are also one of the largest manufacturers of wood products in America. Our company is a real estate investment trust. In 2020, we generated $7.5 billion in net sales and employed approximately 9,400 people who serve customers worldwide. We are listed on the Dow Jones Sustainability North America Index. Our common stock trades on the New York Stock Exchange under the symbol WY. Learn more at www.weyerhaeuser.com.

FORWARD-LOOKING STATEMENTS
This news release contains statements concerning changes to the company's leadership that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934, which are identified by use of words such as "expected" and "will." These statements are based on the company's and its management's current expectations and assumptions and are not guarantees that the events described in the statements will occur within the timeframe indicated, or at all. The accuracy of the company's and its management's expectations and assumptions is subject to a number of risks and uncertainties that could cause actual events to differ materially from those described in the forward-looking statements. Forward-looking statements speak only as of the date they are made, and neither the company nor its management undertakes any obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise.

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